UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
_____________________________________________________________________________________
Filed by the Registrant    ☒    Filed by a Party other than the Registrant    ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
_____________________________________________________________________________________
PagerDuty, Inc.
(Name of Registrant as Specified In Its Charter)
____________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts!

PagerDuty, Inc.’s 2023 Annual Stockholders’ Meeting

On May 2, 2023, PagerDuty published its fiscal year 2023 Annual Report and Proxy Statement ahead of the company’s 2023 Annual Stockholders’ Meeting.

Each year, PagerDuty holds its formal annual meeting to elect certain members of the board of directors, and to vote on other proposals that may have a significant impact on the value of your shares. A proxy statement is sent to stockholders in advance of the meeting with details on each proposal and information on how to vote.

Please visit https://investor.pagerduty.com/financials/annual-reports/default.aspx to access both the Proxy Statement and Annual Report.

Who Can Vote and a Summary of Proxy Proposals

All PagerDuty employee stockholders as of April 18, 2023 have the right to vote on proposals outlined in the proxy before the Annual Stockholder Meeting. PagerDuty encourages you to vote your shares!

The proposals are:

1.Elect three nominees to the Board of Directors named in the proxy statement: Sameer Dholakia, William Losch and Jennifer Tejada (See the Proxy Statement beginning on page 8 for details. PagerDuty’s Board recommends a vote “FOR” each nominee).

2.Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending January 31, 2024 (See the Proxy Statement beginning on page 23 for details. PagerDuty’s Board recommends a vote “FOR”).

3.An advisory, non-binding vote to approve the compensation of our named executive officers (See the Proxy Statement, beginning on page 28 for details. PagerDuty’s Board recommends a vote “FOR”).

Voting Process and Attending the Shareholders’ Meeting

All Stockholders will receive the fiscal year 2023 Annual Report and Proxy Statement and instructions on the voting process via email or U.S. Mail from your broker. This information will outline the voting process and deadlines and explain how to submit your votes.

The 2023 Annual Stockholders’ Meeting will be hosted virtually on June 14, 2023, at 2:00 p.m. PT via the internet at www.virtualshareholdermeeting.com/PD2023.

Note: If shareholders have PagerDuty stock in multiple accounts, voting information will be sent for each account. Votes should be submitted for each account held.